                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Bluefly, Inc. 1997 Stock Option Plan and common stock issued or issuable pursuant to employee benefit plans of our report dated March 26, 1999, with respect to the consolidated financial statements of Bluefly, Inc. for the year ended December 31, 1998 included in its Annual Report on Form (10-KSB) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                                      /s/ M.R.Weiser&Co.LLP
                                                      ----------------------
                                                          M.R.Weiser&Co.LLP


New York, New York
April 8, 1999